Exhibit 10.7

COMMITMENT INCREASE AGREEMENT

October 25, 2024

JPMorgan Chase Bank, N.A., as
Administrative Agent
4041 Ogletown Stanton Road, Floor 2
Newark, DE 19713
Attention: Loan & Agency Services Group

Ladies and Gentlemen:

We refer to the $1,785,000,000 Amended and Restated Senior Secured Credit Agreement dated as of April 15, 2024 (as amended, modified or supplemented from time to time, the “Credit Agreement”; the terms defined therein being used herein as therein defined) among Ares Strategic Income Fund (the “Borrower”), the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent for said Lenders. You have advised us that the Borrower has requested in a letter dated October 25, 2024 (the “Increase Request”) from the Borrower to the Administrative Agent that the aggregate amount of the Multicurrency Commitments be increased on the terms and subject to the conditions set forth herein.

A.Commitment Increase. Pursuant to Section 2.07(e) of the Credit Agreement, Bank of America, N.A. (the “Increasing Lender”), hereby agrees to make Multicurrency Commitments in the amount set forth opposite the name of the Increasing Lender listed in Schedule I hereto, such Multicurrency Commitments to be effective as of the Increase Date (as defined in the Increase Request); provided, that the Administrative Agent shall have received a duly executed officer’s certificate from the Borrower, dated the Increase Date, in substantially the form of Exhibit I hereto.

B.Confirmation of Increasing Lender. The Increasing Lender (i) confirms that it has received a copy of the Credit Agreement and the other Loan Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Commitment Increase Agreement, (ii) agrees that it will, independently and without reliance upon the Administrative Agent or any other Lender or Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, and (iii) acknowledges and agrees that, from and after the Increase Date and the making of the associated Multicurrency Commitments, the Commitment Increase set forth opposite the name of the Increasing Lender listed in Schedule I hereto shall be included in its Commitments and such Commitments shall be governed for all purposes by the Credit Agreement and the other Loan Documents.

C.Counterparts. This Commitment Increase Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Commitment Increase Agreement shall be deemed to be a Loan Document.

D.Electronic Execution. The words “execution,” “execute”, “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Commitment Increase Agreement and the transactions contemplated hereby shall be deemed to include electronic
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signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent (and, for the avoidance of doubt, electronic signatures utilizing the DocuSign platform shall be deemed approved), or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

E.Governing Law. This Commitment Increase Agreement shall be construed in accordance with and governed by the law of the State of New York. Sections 9.09 (Governing Law; Jurisdiction; Etc.) and 9.10 (WAIVER OF JURY TRIAL) of the Credit Agreement are incorporated herein by reference mutatis mutandis.

[signature pages follow]

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Very truly yours,

INCREASING LENDER

BANK OF AMERICA, N.A.

By:	/s/ SIDHIMA DARUKA
Name:	Sidhima Daruka
Title:	Director

[Signature Page - Commitment Increase Agreement (BOFA October 2024)]

Accepted and agreed:

ARES STRATEGIC INCOME FUND

By:	/s/ SCOTT LEM
Name:	Scott Lem
Title:	Chief Financial Officer

[Signature Page - Commitment Increase Agreement (BOFA October 2024)]

Acknowledged:

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent

By:	/s/ TOM GILLESPIE
Name:	Tom Gillespie
Title:	Executive Director

[Signature Page - Commitment Increase Agreement (BOFA October 2024)]

SCHEDULE I

Increasing Lender	Commitment Increase
Bank of America, N.A.	$25,000,000 (Multicurrency)

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